                             AMENDED AND RESTATED
                           ADMINISTRATION AGREEMENT

   This AMENDED AND RESTATED ADMINISTRATION AGREEMENT ("Agreement") is made as of July 1, 2008, amended and restated as of November 1, 2009, and further amended and restated as of August 1, 2014, November 9, 2015 and February 1, 2017, by and between each Trust listed on Appendix A annexed hereto (each, a "Trust"), each a Delaware statutory trust, and Amundi Pioneer Asset Management, Inc., a Delaware corporation (the "Administrator").

   WHEREAS, each Trust is a registered management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS, the Trust wishes to engage the Administrator to provide certain administrative services listed in Appendix B annexed hereto to each Trust with respect to the series of the Trust designated in Appendix A annexed hereto from time to time (the "Funds"); and the Administrator is willing to furnish such services on the terms and conditions hereinafter set forth; and

   WHEREAS, the Administrator has entered into an agreement with Brown Brothers Harriman & Co. ("BBH") pursuant to which BBH will act as a sub-administrator to the Administrator (as amended from time to time, the "BBH Agreement") and to which each Trust has joined as a party solely for the purposes specified therein;

   NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

   1. Each Trust hereby engages the Administrator to provide and perform the administrative services listed on Appendix B annexed hereto (as such Appendix may be revised from time to time by agreement of the parties) with respect to each Fund, except that it is understood that the Administrator has entered into the BBH Agreement, with the approval of the Trusts' Boards of Trustees (the "Board"), to perform certain accounting an other services listed in Appendix B and, for the closed-end Funds, certain additional services specified in the BBH Agreement, for the period and on the terms set forth in this Agreement. The Administrator accepts such engagement and agrees to render the services herein set forth, for the compensation herein provided.

   2. Subject to the direction and control of the Board, the Administrator shall perform the administrative services listed on Appendix B, except as otherwise provided in the BBH Agreement with respect to the performance of accounting and other services to be provided by BBH. In no event shall the Administrator be deemed to have assumed any duties with respect to, or be responsible for, the distribution of the shares of any Fund, nor shall the Administrator be deemed to have assumed, or have any responsibility with respect to, functions specifically assumed by any investment adviser, transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent, in each case directly employed by a Trust or a Fund to perform such functions. With respect to the legal services listed in Appendix B, it is recognized that such legal services are provided for the benefit of the Funds in conjunction with legal services separately provided to the Funds by their counsel, and nothing in this Agreement shall cause the Administrator to be responsible for bearing the fees and disbursements of counsel to the Funds.

   3. With the Board's approval, BBH has been employed by the Administrator to provide sub-administrative services to the Trust as provided in the BBH Agreement. Subject to the Board's approval, the Administrator may employ one or more other service providers, including affiliates of the Administrator, to provide certain of the services to be provided by the Administrator under this Agreement, by entering into a written agreement with each such entity on such terms as the Administrator determines to be necessary, desirable or appropriate, provided that in each case such contracts are entered into in accordance with all applicable requirements of the 1940 Act. Except as otherwise provided in paragraph 9, each Trust agrees that the Administrator shall not be accountable to the Trust or any Fund or any Fund's shareholders for any loss or other liability arising out of any error or omission by BBH or any such other service provider. The Administrator will cooperate with any Fund or Funds in the event that such Fund or Funds seek to assert against BBH claims arising from the performance by BBH of its services under the BBH Agreement, and acknowledges the Funds' status as named beneficiaries under the BBH Agreement. Similarly, the Administrator will cooperate with any Fund or Funds in the event that such Fund or Funds seek to assert against a transfer agent claims arising from the performance by such transfer agent of its services.

   4. Each Trust shall furnish to the Administrator such documents and information as may be necessary or appropriate to enable the Administrator to perform its duties hereunder and with such other documents and information with regard to each Fund's affairs as the Administrator may from time to time reasonably request.

   5. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that any records that it maintains hereunder for any Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to arrange for the preservation of any of such records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

   6. The Administrator shall supply the Board and the officers of each Trust with all information and reports reasonably required by them and reasonably available to the Administrator relating to the services provided by the Administrator hereunder.

   7. (a)(i) As compensation for the services performed by the Administrator under this Agreement, each Fund shall reimburse the Administrator its pro rata share, based on the Fund's average daily net assets (or the Fund's average daily managed assets if so set forth on Appendix A hereto), of the Administrator's costs of providing the services hereunder (or such alternative allocation methodology based on the nature of the services), provided that the costs attributed to services being provided by BBH or any other third party shall be reduced accordingly. In determining the Administrator's costs of providing services hereunder, personnel-related costs associated with the Administrator's legal, compliance, fund treasury ("Fund Treasury") and investor-related services shall be allocated in accordance with prescribed allocation percentages reviewed by the Board from time to time. On a quarterly basis, the Administrator will provide the Board with information comparing the Administrator's actual costs of providing services hereunder and the budgeted amount of such costs to the Funds.

   (ii) The Administrator and each Fund agree that the Administrator and the Board will review at least annually a budget as to the costs relating to the provision of services by the Administrator hereunder, which budget shall include the allocation percentages applicable to personnel-related costs associated with the Administrator's legal, compliance, Fund Treasury and investor-related services. Such budgeted costs and/or such allocation percentages also will be reviewed at other times should the budgeted costs or the circumstances affecting the allocation percentages, as the case may be, change materially. In connection with each review, the Administrator will provide the Board with such information as the Board may reasonably request.

   (iii) Each Fund shall pay amounts due from it hereunder as promptly as possible after the last day of each month. If this Agreement is terminated with respect to any Fund as of any date not the last day of the month, such Fund shall pay amounts due from it hereunder as promptly as possible after such date of termination.

   (b) The Administrator shall furnish all facilities and personnel necessary for performing the Administrator's services hereunder and shall furnish to each Trust office space in the offices of the Administrator or in such other place as may be agreed upon from time to time. The Administrator shall pay directly or reimburse each Trust for all expenses not hereinafter specifically assumed by the Trust where such expenses are incurred by the Administrator or by the Trust in connection with the management of the affairs of, and the investment and reinvestment of the assets of, the Trust. Each Trust, on behalf of each Fund that is a series of the Trust, shall assume and shall pay (i) charges and expenses for fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of a Fund's investment adviser (the "Manager") or its affiliates, office space and facilities, and personnel compensation, training and benefits; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any investment adviser, administrator, custodian, transfer agent, plan agent, dividend disbursing agent, registrar or any other agent appointed by the Trust;
(iv) issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party; (v) insurance premiums, interest charges, any expenses in connection with any preferred shares or other form of leverage, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Trust to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or its shares with federal regulatory agencies, state or blue sky securities agencies and foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such regulatory authorities; (vii) all expenses of shareholders' and Board of Trustees' (the "Board", and each Board member, a "Trustee") meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Trust and the Trustees; (ix) any fees paid by the Trust in accordance with Rule 12b-1 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the 1940 Act; (x) compensation of those Trustees of the Trust who are not affiliated with, or "interested persons" (as defined in the 1940 Act) of, the Manager, the Trust (other than as Trustees), Pioneer Investment Management USA Inc. or Pioneer Funds Distributor, Inc.; (xi) the cost of preparing and printing share certificates; (xii) any fees and other expenses of listing the Trust's shares on the New York Stock Exchange,

American Stock Exchange or any other national stock exchange, (xiii) interest on borrowed money, if any; (xiv) fees payable by the Trust under management agreements and under this Agreement; and (xv) extraordinary expenses. Each Trust shall also assume and pay any other expense that the Trust, the Manager or any other agent of the Trust may incur not listed above that is approved by the Board (including a majority of the independent Trustees) as being an appropriate expense of the Trust. Each Trust shall pay all fees and expenses to be paid by the Trust under the BBH Agreement. In addition, each Trust, on behalf of each Fund that is a series of the Trust, agrees to pay all brokers' and underwriting commissions chargeable to the Trust in connection with securities transactions to which the Fund is a party.

   8. The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any act or omission in the performance of the services, provided that nothing in this Agreement shall protect the Administrator against any liability to a Fund to which the Administrator otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in paragraph 9 and paragraph 10, the term "Administrator" shall include any affiliates of the Administrator performing services for a Trust or any Fund pursuant to this Agreement and the partners, shareholders, directors, officers and employees of the Administrator and such affiliates.

   9. Each Fund separately shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from or arising out of the provision of the Administrator's services, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees resulting from or arising out of its or their own willful misfeasance, bad faith or gross negligence. The Administrator shall indemnify and hold each Fund harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by a Fund resulting from or arising out of the Administrator's, or its officers' or employees' own willful misfeasance, bad faith or gross negligence.

   10. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Administrator who may also be a Trustee, officer, or employee of a Trust or any Fund to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Administrator to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.

   11. For purposes of this Agreement, a Fund's "net assets" shall be determined as provided in the Fund's then-current Prospectus and Statement of Additional Information, and references to the "1940 Act" shall include any rule, regulation or applicable exemptive order of the Securities and Exchange Commission (the "SEC") thereunder and the interpretive guidance with respect to the 1940 Act by the SEC or its staff. "Managed assets" means (a) the total assets of a Trust, including any form of investment leverage, minus (b) all accrued liabilities incurred in the normal course of operations, which shall not include any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, and/or (iii) any other means. The liquidation preference on any preferred shares is not a liability.

   12. This Agreement will become effective with respect to each Fund on the date first above written or such later date set forth opposite the Fund's name on Appendix A annexed hereto, provided that it shall have been approved by the applicable Trust's Board, and, unless sooner terminated as provided herein, will continue in effect for each Fund designated on Appendix A on the date hereof until December 31, 2012, and for each Fund added to Appendix A hereafter, until the date specified in Appendix A. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Fund for successive one-year terms, so long as each such term is approved by the Board.

   13. This Agreement is terminable with respect to any Fund (i) without penalty, by the Board or (ii) by the Administrator upon not less than 90 days' written notice to the applicable Trust. This Agreement may be terminated with respect to one or more Funds without affecting the validity of this Agreement with respect to any other Fund designated on Appendix A.

   14. The Administrator agrees that for services rendered to each Fund, or for any claim by it in connection with the services rendered to the Fund under this Agreement, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of any Trust. The undersigned officer of the Trusts has executed this Agreement not individually, but as an officer under each Trust's Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trusts individually.

   15. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

   16. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

   17. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

   18. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   19. This Agreement amends and restates in its entirety the prior administration agreement in effect for each Trust and Fund.

   IN WITNESS WHEREOF, the parties thereto have caused this Agreement to be executed by their officers thereunto duly authorized.

                                      THE PIONEER TRUSTS LISTED ON APPENDIX A
                                      On behalf of the Funds named therein

                                      By:     /s/ Mark E. Bradley
                                              ----------------------------------
                                      Name:   Mark E. Bradley
                                      Title:  Treasurer

                                      AMUNDI PIONEER ASSET MANAGEMENT, INC.

                                      By:     /s/ Gregg M. Dooling
                                              ----------------------------------
                                      Name:   Gregg M. Dooling
                                      Title:  Chief Financial Officer

                                                                     Appendix A

(October 1, 2019)

Open-End Funds

Trust                                      Fund                     Effective Date/Initial Term Date
-----------------------------  -----------------------------  --------------------------------------------
Pioneer Bond Fund              Pioneer Bond Fund              Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Equity Income Fund     Pioneer Equity Income Fund     Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Fund                   Pioneer Fund                   Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer High Yield Fund        Pioneer High Yield Fund        Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009


Pioneer Asset Allocation Trust Pioneer Solutions - Balanced   Effective Date: July 1, 2008
                               Fund

Pioneer Mid Cap Value Fund     Pioneer Mid Cap Value Fund     Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Money Market Trust     Pioneer U.S. Governemnt Money  Effective Date: July 1, 2008
                               Market Fund
                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Real Estate Shares     Pioneer Real Estate Shares     Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Series Trust II        Pioneer AMT-Free Municipal     Effective Date: July 1, 2008
                               Fund
                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Select Mid Cap Growth  Effective Date: July 1, 2008
                               Fund
                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Series Trust III       Pioneer Disciplined Value Fund Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009


Pioneer Series Trust IV        Pioneer Balanced ESG Fund      Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Multi-Asset Income     Effective Date: December 1, 2011
                               Fund
                                                              Initial Term: December 1, 2011-December 31,
                                                              2012

Pioneer Series Trust V         Pioneer Global Equity Fund     Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer High Income Municipal  Effective Date: July 1, 2008
                               Fund
                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Corporate High Yield   Effective Date: July 12, 2016
                               Fund
                                                              Initial Term: July 12, 2016-December 31, 2017

Pioneer Series Trust VI        Pioneer Floating Rate Fund     Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Flexible               Effective Date: March 5, 2010
                               Opportunities Fund
                                                              Initial Term: March 5, 2010-December 31, 2011


Pioneer Series Trust VII       Pioneer Global High Yield Fund Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Global Multisector     Effective Date: July 1, 2008
                               Income Fund
                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Series Trust VIII      Pioneer International Equity   Effective Date: July 1, 2008
                               Fund
                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Series Trust X         Pioneer Dynamic Credit Fund    Effective Date: March 8, 2011

                                                              Initial Term: March 8, 2011- December 31,
                                                              2012

                               Pioneer Fundamental Growth     Effective Date: July 1, 2008
                               Fund
                                                              Initial Term: July 1, 2008 - December 31,
                                                              2009

                               Pioneer Multi-Asset            Effective Date: March 8, 2011
                               Ultrashort Income Fund
                                                              Initial Term: March 8, 2011- December 31,
                                                              2012

Pioneer Series Trust XI        Pioneer Core Equity Fund       Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Series Trust XII       Pioneer Disciplined Growth     Effective Date: July 1, 2008
                               Fund
                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Series Trust XIV       Pioneer Emerging Markets       Effective Date: March 26, 2019
                               Equity Fund
                                                              Initial Term: March 26, 2019 -December 31,
                                                              2020

Pioneer Short Term Income Fund Pioneer Short Term Income Fund Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009


Pioneer Strategic Income Fund  Pioneer Strategic Income Fund  Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

Pioneer Variable Contracts     Pioneer Bond VCT Portfolio     Effective Date: July 1, 2008
Trust
                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Equity Income VCT      Effective Date: July 1, 2008
                               Portfolio
                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Fund VCT Portfolio     Effective Date: July 1, 2008

                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer High Yield VCT         Effective Date: July 1, 2008
                               Portfolio
                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Mid Cap Value VCT      Effective Date: July 1, 2008
                               Portfolio
                                                              Initial Term: July 1, 2008-December 31, 2009


                               Pioneer Real Estate Shares     Effective Date: July 1, 2008
                               VCT Portfolio
                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Select Mid Cap Growth  Effective Date: July 1, 2008
                               VCT Portfolio
                                                              Initial Term: July 1, 2008-December 31, 2009

                               Pioneer Strategic Income VCT   Effective Date: July 1, 2008
                               Portfolio
                                                              Initial Term: July 1, 2008-December 31, 2009

Closed-End Funds

Trust                                               Effective Date/Initial Term Date
---------------------------------------  ------------------------------------------------------
Pioneer Diversified High Income Trust    Effective Date: November 1, 2009

                                         Initial Term: November 1, 2009-December 31, 2009

Pioneer Floating Rate Trust              Effective Date: November 1, 2009

                                         Initial Term: November 1, 2009-December 31, 2009

Pioneer High Income Trust                Effective Date: November 1, 2009

                                         Initial Term: November 1, 2009-December 31, 2009

Pioneer ILS Interval Fund                Effective Date: December 10, 2014

                                         Initial Term: December 10, 2014 - November 30, 2015

Pioneer ILS Bridge Fund                  Effective Date: June 1, 2018

                                         Initial Term: June 1, 2018 - December 31, 2019

Pioneer Municipal High Income Trust      Effective Date: November 1, 2009

                                         Initial Term: November 1, 2009-December 31, 2009


Pioneer Municipal High Income Advantage  Effective Date: November 1, 2009
Trust
                                         Initial Term: November 1, 2009-December 31, 2009

Pioneer Securitized Income Fund          Effective Date: September 17, 2019

                                         Initial Term: September 17, 2019 - December 31, 2020

                                                                     Appendix B

                           ADMINISTRATION AGREEMENT

                              Accounting Services

Fund Accounting

Maintain all accounting records for Funds

    .  Calculate and report daily net asset values per share and yields

    .  Recommend income and capital gains distribution rates

    .  Prepare Funds' financial statements and assist in Fund audits

    . Provide bank loan administration services, including reconciling and validating positions, cash, paydowns and interest accruals, supporting other accounting processes, and managing related systems

Shareholder Reporting and Audit Liaison

    . Prepare and file (via EDGAR) shareholder reports required by Rule 30e-1 under the 1940 Act and reports on Forms N-CSR, N-Q and N-SAR as required by Rules 30d-1 and 30b-1 under the 1940 Act

    . Manage the Funds' audit processes to ensure timely completion of financial statements and shareholder reports

    . Prepare reports related to advisory contract renewals for the Trustees' review, as well as other materials that any Board may request from time to time

    . Provide financial information for prospectus updates and other regulatory filings

    . Prepare and furnish the Funds with performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and report to external entities such information

Pricing and Corporate Actions

    . Ensure accuracy and timeliness of prices supplied by external sources to be used in daily valuations of all security positions held by each Fund

    .  Support corporate actions and bankruptcy proof of claim analyses

    . Validate and communicate class action and bankruptcy proof of claim information

    .  Present periodic valuation reports to Funds' Boards

Systems and Administration

    . Provide direction, supervision and administrative support to all Fund Treasury teams providing Accounting Services hereunder

    . Provide systems support to users of fund accounting and portfolio pricing software, and manage relationships with applicable software and hardware vendors

    . Develop and maintain applications and systems interfaces for Fund Treasury teams

Controllership Services

    . Manage Fund expense payment cycles (e.g., timeliness and accuracy of payments, allocation of costs among Funds)

    .  Coordinate and standardize Fund expense accruals and budgeting

    .  Provide expense reports as required

    . Compile daily reports of shareholder transactions from all sources for entry into Fund books

    . Provide daily reconciliation of receivable, payable and share accounts between Funds' records and sources of shareholder transactions

    .  Manage the daily process to minimize "as of" gains and losses to Funds

    .  Communicate daily Fund prices

    . Provide information and consultation on financial matters relating to the Funds including, without limitation, dividend distributions, expense pro formas, expense accruals and other matters

Tax Services

    . Manage the Funds' federal, state and applicable local tax preparation and reporting

    .  Prepare fiscal and excise tax distribution calculations

    . Prepare and file federal, state and any local income tax returns, including tax return extension requests

    .  Prepare shareholder year-end reporting statements

    . Provide the appropriate amounts and characterization of distributions declared during the calendar year for Forms 1099 and similar reporting

    . Periodically review and determine distributions to be paid to shareholders pursuant to Sub Chapter M requirements

    . Consult with the Funds' Treasurer on various tax issues as they arise and with the Funds' auditors when appropriate

                           ADMINISTRATION AGREEMENT

                                Legal Services

Registration Statements, Proxy Statements and Related Securities and Exchange Commission ("SEC") Filings

    . Maintain SEC filing calendar for the Funds' Registration Statement filings

    . Prepare and file (via EDGAR) amendments to the Funds' Registration Statements, including preparing prospectuses and statements of additional information (SAIs)

    . Prepare and file (via EDGAR) supplements to the Funds' prospectuses and registration statements

    . Prepare and file (via EDGAR) Fund proxy statements; provide consultation on proxy solicitation matters (i.e., with regard to the solicitation and tabulation of proxies in connection with shareholder meetings; the coordination of the printing and distribution of proxy materials, etc.)

    . Review comments from the SEC on Fund registration statements and proxy statement filings and contribute to the preparation of responses to such comments

    . Conduct and manage use of software utilized to aid in maintaining content of disclosure in Fund prospectuses and SAIs, including related language database

    .  Prepare and file (via EDGAR) Rule 24f-2 Notices

    .  SEC Electronic Filing (EDGAR) Responsibilities

       . Maintain and develop enhancements to Pioneer's EDGAR-related systems and procedures, including contingency planning

       .  Maintain EDGAR related databases and document archives

       .  Liaise with third party EDGAR agents when necessary

Shareholder Report Review and Support

    . Review annual and semi-annual shareholder reports, including review of text of footnotes, as well as management's discussion of Fund performance, Trustee and officer background information and other non-financial statement aspects of reports

    . Provide consulting to Fund Treasury in meeting regulatory requirements applicable to financial statements

    . With Fund counsel and Fund Treasury, review comments from the SEC on Fund financial statement filings and assist in the preparation of responses to such comments

Corporate Secretarial and Governance Matters

    . Maintain general calendar for Trustee meetings (including meetings of committees of Boards); track items that require annual or other periodic review and/or approval by Trustees; coordinate meeting presentations

    . Maintain awareness of regulatory changes and track compliance dates with respect thereto

    . Prepare agenda and background materials for Trustee and Board committee meetings (i.e., memoranda, proposed resolutions), attend meetings, prepare minutes and follow up on matters raised at meetings

    . Review draft materials and coordinate review by Trustees and external personnel (i.e., Fund counsel and auditors)

    .  Produce and distribute materials to Trustees and other meeting attendees

    . Oversee vendors and technology that facilitate assembly, production and distribution of Trustee materials

    .  Attend and assist in coordination of shareholder meetings

    . Monitor fidelity bond and directors' and officers' errors and omissions policies and make required filings with the SEC; act as principal liaison with Funds' insurance carriers and agents; coordinate amendments to and annual renewals of policies and coverage, including completion of materials for Board consideration

    . Maintain Fund records required by Section 31 of the 1940 Act and the rules thereunder, except those records that are either the responsibility of the Fund's Manager under the management agreements with the Funds or otherwise are maintained by the Funds' other service providers (e.g., subadviser, custodian, transfer agent)

    . Maintain corporate records on behalf of the Funds, including, but not limited to, copies of minutes, contracts and Trustee meeting materials

    . Review and administer the payment of invoices from legal counsel to the Trusts and counsel to the independent Trustees

Miscellaneous Services

    . Preparation and filing of the Funds' Form N-SAR, Form N-CSR, Form N-Q and Form N-PX filings

    . Prepare and make Section 16 filings on behalf of the officers and Trustees of the closed-end Funds

    . Meet regulatory requirements applicable to the status of certain Funds as exempt from treatment as commodity pools under Commodity Futures Trading Commission (CFTC) Rule 4.5, including related regulatory filings

                           ADMINISTRATION AGREEMENT

                              Compliance Services

    . Assist the Funds in responding to routine and non-routine regulatory inquiries, examinations and investigations

    . Provide consultation on regulatory matters relating to Fund operations and any potential changes in the Funds' investment policies, operations or structure

    . Develop or assist in developing guidelines and procedures to improve overall compliance by the Funds and their various agents

    . Oversee implementation and testing of the Funds' compliance-related policies and procedures

                           ADMINISTRATION AGREEMENT

                    Investor Services Group (ISG) Services

    . Coordinate and monitor services of the Funds' transfer agents, including with regard to:

       .  Service level quality

       .  Compliance with applicable regulations and Fund procedures

       .  Training as to Fund policies, strategies and initiatives

       .  Shareholder mailings and other communications

       .  Planning and implementing Fund initiatives and projects

       . Coordination of systems upgrades and other significant projects of transfer agents that relate to Fund policies

    . Coordinate shareholder proxy solicitation activities, including planning of proxy-related projects and the use of proxy tabulation and solicitation firms

    . Provide analysis and historical information to assist with shareholder inquiries and reports, as well as inquiries from other Fund service providers

    . Provide oversight of the Funds' anti-money laundering program, including monitoring related activities delegated by the Funds to transfer agents or other entities

    . Coordinate program designed to limit frequent and/or excessive trading in Fund shares, including implementation of shareholder information agreements under Rule 22c-2 under the 1940 Act and associated monitoring systems and procedures

    . Perform activities and and provide reporting in support of the Funds' compliance program

    . Enter into investor servicing relationships on behalf of the Funds with omnibus account administrators, retirement plan administrators and other investor service organizations

    . Provide oversight of investor service organizations under a vendor management program, including service and compensation review

Blue Sky Administration (State Registration)

    . Principal liaison with Blue Sky vendor (the fees and expenses of which are charged separately to the applicable Funds)

    . Coordinate SEC filing schedule and Fund documentation with Blue Sky vendor

    .  Monitor status of state filings with Blue Sky vendor

    .  Transfer agent coordination

    .  Review Blue Sky vendor statements and invoices

    .  Conduct Blue Sky vendor due diligence, as appropriate

       .  Hiring oversight

       .  In-person meetings

       .  Independent audit of services